Exhibit 99.1
SEAPORT ENTERTAINMENT GROUP ANNOUNCES COMMENCEMENT OF RIGHTS OFFERING
NEW YORK, NY, SEPTEMBER 23, 2024 – Seaport Entertainment Group Inc. (NYSE American: SEG) (the “Seaport Entertainment Group,” “SEG” or “Company”) announced today that it has commenced its previously announced $175.0 million rights offering (the “Rights Offering”) to purchase up to 7,000,000 shares of its common stock.
The Rights Offering gives Company stockholders as of the Record Date (as defined below) the opportunity to subscribe for their basic subscription amount of newly issued shares of the Company’s common stock in proportion to their respective existing ownership amounts as of the Record Date. Company stockholders who exercise their respective full basic subscription rights will have an over-subscription privilege giving such Company stockholders the option to subscribe for any shares of common stock that remain unsubscribed at the expiration of the Rights Offering, subject to certain ownership limitations. If the aggregate subscriptions (basic subscriptions plus over-subscriptions) exceed the amount offered in the Rights Offering, then the aggregate over-subscription amount will be pro-rated among the Company stockholders exercising their respective over-subscription privileges based on the basic subscription amounts of such stockholders.
The Company is distributing to each holder of the Company’s common stock as of 5:00 PM, New York time, on September 20, 2024 (the “Record Date”), transferable subscription rights (the “Rights”) to purchase shares of the Company’s common stock at a subscription price of $25.00 per share. Each Record Date stockholder will be issued one Right for each outstanding share of the Company’s common stock owned on the Record Date. Each Right will entitle the holder to purchase 1.267683 shares of common stock. The Company will not issue fractional shares of common stock. Any fractional shares of common stock that would be created by the exercise of Rights will be rounded down to the nearest whole share, and any excess payments in respect thereof will be returned.
The Rights Offering is being backstopped by investment funds advised by Pershing Square Capital Management, L.P. (“Pershing Square”). Pershing Square has agreed to (i) exercise its pro rata subscription Right with respect to the Rights Offering and (ii) purchase from the Company, subject to the terms and conditions thereof, at the Rights Offering subscription price of $25.00 per share, any shares of the Company’s common stock not purchased upon the expiration of the Rights Offering, up to $175.0 million in the aggregate, such that the aggregate gross proceeds to the Company of the Rights Offering would be $175.0 million.
The Rights Offering will expire at 5:00 PM, New York time, on October 10, 2024, unless extend by the Company. Regular way trading in the Rights on NYSE American LLC (“NYSE American”) will begin on September 24, 2024 under the symbol “SEG RT” and
Seaport Entertainment Group          NYSE American: SEG          199 Water Street, 28th Floor, New York, NY 10038

continue until the close of trading on NYSE American on October 9, 2024 (or, if the offer is extended, on the business day immediately prior to the extended expiration date). The Company reserves the right to amend or terminate the Rights Offering at any time prior to its expiration date.
The shares of common stock to be issued upon exercise of the rights, like the Company's existing shares of common stock, will be listed for trading on the NYSE American under the symbol “SEG.”
The Company expects that the information agent for the Rights Offering will mail subscription rights certificates and a copy of the prospectus for the Rights Offering to stockholders as of the Record Date beginning on or about September 24, 2024. Holders of shares of common stock in “street name” through a brokerage account, bank or other nominee will not receive physical subscription rights certificates and must instruct their broker, bank or nominee whether to exercise subscription rights on their behalf. For any questions or further information about the Rights Offering, please call Georgeson LLC, the information agent for the rights offering, at (866) 410-6525.
Neither the Company nor its Board of Directors has, or will, make any recommendation to stockholders regarding the exercise or sale of Rights in the Rights Offering. Stockholders should make an independent investment decision about whether or not to exercise or sell their Rights based on their own assessment of the Company’s business and the Rights Offering
The Company expects to use the proceeds from the Rights Offering for general operating, working capital and other corporate purposes.
The Rights Offering is being made pursuant to the Company’s registration statement (including a prospectus) on Form S-1 that was filed with the Securities and Exchange Commission (the “SEC”) and declared effective on September 18, 2024, and a prospectus filed with the SEC on the date hereof. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the Rights, the Company’s common stock or any other securities, nor shall there be any offer, solicitation or sale of the Rights, the Company’s common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. The Rights Offering will be made only by means of a prospectus. Copies of the prospectus, when it becomes available, will be distributed to all eligible stockholders as of the Record Date and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov, by contacting Wells Fargo Securities, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, at 800-645-3751 (option #5) or email a request to WFScustomerservice@wellsfargo.com, or by contacting the information agent for the Rights Offering.
Wells Fargo Securities is acting as dealer manager in connection with the Rights Offering.
Seaport Entertainment Group          NYSE American: SEG          199 Water Street, 28th Floor, New York, NY 10038

About Seaport Entertainment Group (NYSE American: SEG)
Seaport Entertainment Group (NYSE American: SEG) is a premier entertainment and hospitality company formed to own, operate, and develop a unique collection of assets positioned at the intersection of entertainment and real estate. Seaport Entertainment Group’s focus is to deliver unparalleled experiences through a combination of restaurant, entertainment, sports, retail and hospitality offerings integrated into one-of-a-kind real estate that redefine entertainment and hospitality.
Safe Harbor and Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions, including with respect to the Rights Offering and the concurrent private placement, including the size, timing, price, anticipated proceeds therefrom and the use of such proceeds. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to: risks related to macroeconomic conditions; changes in discretionary consumer spending patterns or consumer tastes or preferences; risks associated with the Company’s investments in real estate assets and trends in the real estate industry; the Company’s ability to obtain operating and development capital on favorable terms, or at all; the Company’s ability to renew its leases or re-lease available space; the Company’s ability to compete effectively; the Company’s ability to successfully identify, acquire, develop, and manage properties on terms that are favorable to it; the impact of uncertainty around, and disruptions to, the Company’s supply chain; risks related to the concentration of the Company’s properties in Manhattan and the Las Vegas area; extreme weather conditions or climate change that may cause property damage or interrupt business; the impact of water and electricity shortages on the Company’s business; the contamination of the Company’s properties by hazardous or toxic substances; catastrophic events or geopolitical conditions that may disrupt the Company’s business; actual or threatened terrorist activity and other acts of violence, or the perception of a heightened threat of such events; risks related to the disruption or failure of information technology networks and related systems; the Company’s ability to attract and retain key personnel; the Company’s inability to control certain properties due to the joint ownership of such property; the significant influence Pershing Square has over the Company; the ability to realize the anticipated benefits of the Rights Offering, the financial and operating performance of the Company following the Rights Offering; and the other factors detailed in the Company’s Registration Statement filed on Form S-1 (Registration No. 333-279690), and related prospectus, as well as other risks discussed in the Company’s filings with the SEC from time to time. The forward-looking statements contained in this press release speak only as of the
Seaport Entertainment Group          NYSE American: SEG          199 Water Street, 28th Floor, New York, NY 10038

date hereof. The Company disclaims any duty to update the information herein, except as required by law.
Contacts:
Investor Relations:
Seaport Entertainment Group, Inc.
T: (212) 732-8257
ir@seaportentertainment.com
Media Relations:
The Door
theseaport@thedooronline.com
# # #
Seaport Entertainment Group          NYSE American: SEG          199 Water Street, 28th Floor, New York, NY 10038